EXHIBIT 23.1


                               CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by refrence in the registration statement of Anicom, Inc. on Form S-3 (File No. 333-14719) and Form S-8 (File No. 333-1602) of our report, dated January 31, 1997, on our audits of the consolidated financial statements of Anicom, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995, which report is included in the 1996 Annual Report on Form 10-KSB.





         COOPERS & lYBRAND L.L.P.

         Chicago, Illinois
         March 20, 1997